Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael L. Elich President and Chief Executive Officer
	Telephone:	(360) 828-0700

BBSI ANNOUNCES POSSIBLE CHANGE IN ACCOUNTING TREATMENT

FOR WORKERS’ COMPENSATION COSTS

            VANCOUVER, WASHINGTON, March 4, 2011 - Barrett Business Services, Inc. (Nasdaq trading symbol:  BBSI) announced today that the Company is evaluating its accounting for legal expenses related to its self-insured workers’ compensation program to determine whether a restatement of the Company’s financial statements for up to the previous five-year period may be required.  The Company currently recognizes legal expenses as they are incurred, but may be required to instead include an estimate of such expenses in its accrued liabilities for open workers' compensation claims, as well as incurred but not reported claims, based on estimates of its independent actuary.  Our evaluation of the appropriate accounting treatment is in a preliminary stage.  Management expects that any potential change will have limited impact on current and future earnings.  The Company expects to complete its analysis by the end of this month.

            Statements in this release about future events or performance, including the effect on the Company's financial results of a possible change in accounting for the Company's legal expenses related to its self-insured workers' compensation program, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include future workers' compensation claims experience and the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2009 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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